Contact:

David D. Sgro
Chief Financial Officer

Trio Merger Corp.

212-319-7676

FOR IMMEDIATE RELEASE

TRIO MERGER CORP. TERMINATES 10B5-1 SHARE REPURCHASE PLAN

New York, NY, March 14, 2012 – Trio Merger Corp. (OTCBB: TMRG) (the “Company”) announced today that its board has unanimously voted to terminate the Company’s existing 10b5-1 share repurchase plan (the “Share Repurchase Plan”) in order to pursue a listing on a national securities exchange. In light of the new seasoning requirements imposed by the Securities and Exchange Commission, the Company’s board decided that the pursuit of such listing would significantly improve the probability that Trio successfully executes its stated business plan and that the advantages of a national securities listing far outweigh the benefits of the Company’s share repurchase plan.

Under the Share Repurchase Plan, which commenced on August 21, 2011, the Company repurchased 783,145 shares of common stock at an aggregate purchase price of $7,539,736.

Trio Merger Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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